Exhibit 99.1

NEWS RELEASE

Parsley Energy to Participate in the 2015 RBC Capital Markets’ Global Energy and Power Executive Conference on June 2nd

AUSTIN, Texas, May 26, 2015 — Parsley Energy, Inc. (NYSE: PE) today announced that the Company will participate in the 2015 RBC Capital Markets’ Global Energy and Power Executive Conference in New York City.  In conjunction with the conference, an updated investor presentation will be posted to the Investor Relations section of Parsley’s website under Events and Presentations.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, and exploitation of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Director, Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard • Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

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